Exhibit 99.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT ("Agreement") made as of this 3rd day of November, 2010 by and between Document Capture Technologies, Inc., a Delaware corporation, having an office at 4255 Burton Drive, Santa Clara, California 95054 (hereinafter referred to as "Employer") and Craig H. Weber, an individual residing at 5959 Old Greenway Drive, Glen Allen, VA 23059 (hereinafter referred to as "Employee");

W I T N E S S E T H:

WHEREAS, Employer desires to employ directly or through a co-employment agreement with a Professional Employer Organization (PEO) licensed in the State of California, Employee as President and Chief Operating Officer of Employer; and

WHEREAS, Employee is willing to be employed as the President and Chief Operating Officer of Employer in the manner provided for herein, and to perform the duties of the President and Chief Operating Officer of Employer upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

1.           Employment of President and Chief Operating Officer of Employer.  Employer hereby employs Employee as President and Chief Operating Officer of Employer.

2.           Term.

a.           Subject to Section 9 and Section 10 below, the term of this Agreement shall be for a period of twenty four (24) months commencing on November 3, 2010 (the Term).  The Term of this Agreement shall be automatically extended for additional one (1) year periods, unless either party notifies the other in writing at least ninety (90) days prior to the expiration of the then existing Term of its intention not to extend the Term.  During the Term, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates, except that (i) Employee may serve on the board of directors of Optical Cable Corporation and as a member or chairman of any committees of such board of directors and (ii) until November 18, 2010 Employee shall be permitted to provide services to his previous employer on a part-time basis for the sole purpose of effecting an orderly transition of his responsibilities.

3.           Duties.  The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board (if invited to attend), shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer.  Employee shall report directly to the Chief Executive Officer of Employer.

4.           Compensation.

a.           (i) Employee shall be paid a base pay of $250,000 per year (“Base Compensation”) during the Term of this Agreement.  Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less than twice a month.

(ii) Employee is eligible for an annual bonus, if any, equal to up to 100% of Employee’s Base Compensation, which Employee shall earn in the event that Employer attains certain performance milestones.  The compensation committee shall review such performance milestones on the anniversary date of this Agreement and shall in its sole discretion authorize Employer to pay all of such annual bonus earned promptly after its determination that the performance milestones have been met. Employee shall also be entitled to additional annual option grants at the discretion of the compensation committee of the board of directors. The compensation committee of the board of directors may from time to time approve additional bonus plans, grants or awards for Employee, in each case as such committee deems appropriate in its sole discretion.

b.           Employer shall grant and issue Employee 1,400,000 options (“Options”) to purchase shares of the Company’s common stock at an exercise price of $0.67 per share [the closing price of the company’s common stock on the day prior to the agreement becoming effective] which shall be exercisable for a period of ten (10) years, upon execution of this Agreement.  The Options shall be incentive stock options (“ISO’s) as defined in Employer’s 2010 Stock Option Plan, subject to any required shareholder approval (which Employer shall use its best efforts to obtain), and shall vest and become exercisable as follows:

(1)	700,000 Options shall vest on the twelve month anniversary date of this Agreement; and
(2)	700,000 Options shall vest on the twenty-four month anniversary date of this Agreement;.

provided, however, that Employee shall be entitled to receive pro rata vesting of the Options through the date of termination in the event that termination of employment is attributable to: (x) termination by Employee pursuant to Section 9(b)(i) or (y) termination by Employer for any reason other than Cause (as defined in Section 9(a)(i)).

c.           Employer shall include Employee in its health insurance program, payment of premiums in accordance with company policy.

d.  Employee shall have the right to participate in any other employee benefit plans established by Employer and PEO maintained generally for other senior executives, including but not limited to any matching 401(k) plan.

e.           (i) In the event of a "Change of Control" whereby:

(A) A person (other than a person who is an officer or a Director of Employer on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, after execution of this Agreement becomes, or obtains the right to become, the beneficial owner of Employer securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer; provided, however, that with respect to Richard Dietl and NCR Corporation the aforementioned percentage shall be 50% (not 30%);

(B) At any time, a majority of the Board-nominated slate of candidates for the Board is not elected;

(C) Employer consummates a merger in which it is not the surviving entity;

(D) Substantially all Employer's assets are sold; or

(E) Employer's stockholders approve the dissolution or liquidation of Employer; then

(ii)   All stock options and/or warrants ("Rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; any time within twelve months after the effective date of the change of control, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof. In the event Employee owns or is entitled to receive any unregistered securities of Employer, then Employer shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than 120 days after the Change of Control; provided, however, that such period may be extended or delayed by Employer for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements.

f.           Employee shall be entitled to four weeks of paid vacation per year, all of which shall vest on the six month anniversary date hereof. For each year subsequent to the first year of the Term, Employee shall be entitled to four weeks of paid vacation, all of which shall vest immediately on such anniversary date.

5.           Expenses.  Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are reasonably acceptable to Employer, which approval shall not be unreasonably withheld by Employer, for business related travel and entertainment expenses.  Employee shall submit to Employer detailed receipts, according to IRS guidelines, with respect thereto.  Employer shall also reimburse Employee for Employee’s monthly cell phone, PDA and wireless services and blackberry expenses, all to be used for business purposes related to Employer. Prior to Employee’s relocation to the San Jose, California vicinity, reimbursable expenses shall also include the cost for travel between Employee’s residence in Glen Allen (Richmond), Virginia and San Jose, California, as well as rental car and living expenses while in San Jose, California for business purposes, in each case until March 31, 2011. Employer shall also provide the relocation assistance as set forth in Annex A to this Agreement.

6.           Intentionally left blank.

7.           Secrecy.  At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

8.           Covenant Not to Compete.

(a) Subject to, and limited by, Section 10(b), Employee will not, at any time, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange or through the NASDAQ Stock Market.  As used in this Agreement, the business of Employer shall be deemed to include the manufacturing and marketing of imaging systems.

(b) For a period of one year from the date of termination of this agreement Employee shall not contact for the purpose of solicitation or solicit any of Employer’s, or its subsidiaries, customers, employees or suppliers.

(c) During the entire time of employment, any outside business opportunities must receive the written approval of the compensation committee, established by the board of directors, or any other committee of the board of directors serving such function. Employee shall be permitted to serve on the board of directors of Optical Cable Corporation and as a member or chairman of any committees of such board of directors and no further approval shall be required for such service.

9.  Termination.

a.  Termination by Employer  (i) Employer may terminate this Agreement upon written notice for Cause.  For purposes hereof, "Cause" shall mean (A) Employee's misconduct as could reasonably be expected to have a material adverse effect on the business and affairs of Employer, (B) the Employee's disregard of lawful instructions of Employers Board of Directors consistent with Employee's position relating to the business of Employer or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of Employer,(C) engaging by the Employee in conduct that constitutes activity in competition with Employer, including any unapproved activities identified in section 8(c) of this agreement; (D) the conviction of Employee for the commission of a felony; and/or (E) the habitual abuse of alcohol or controlled substances.  Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of.  In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause.

If Employer terminates Employee for Cause, both parties agree as follows:
(A) Before such termination shall become effective, the matter shall be submitted to a binding arbitration conducted at a location in San Jose, California to be determined by an arbitrator selected by the initiating party and in accordance with the then existing Rules of Practice and Procedure of the American Arbitration Association.
(B) The number of arbitrators shall be three; one selected by Employee, one selected by Employer, and one selected by the two selected arbitrators. Each arbitrator shall be impartial and independent and shall perform his or her duties with diligence and in good faith.
(C) Any party may be represented by counsel or other authorized representatives during the arbitration hearings. No party shall communicate ex parte with a selected or candidate arbitrator.
(D) The arbitrators shall, by majority decision, determine the fairness and validity of Employer’s reasons for terminating Employee for Cause and such determination shall be final and binding upon the parties. If the termination is determined to be invalid or unfair, Employer shall be deemed to have breached the Agreement and Section 10 of the Agreement shall apply.
(E) Each party shall bear its expenses, costs and attorney fees relating to the arbitration.
(F) Until such time as a final binding arbitration award is entered into, Employee shall be placed on administrative leave and shall continue to receive his full compensation (including salary, bonus, stock options and benefits) as if he remained an Employee of the Company.

(ii)           This agreement automatically shall terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amounts that Employee would have been entitled to receive under Section 9(a)(iii) below if his employment had terminated pursuant to Section 9(a)(i) above.

(iii) In the event that Employee’s employment is terminated pursuant to Section 9(a)(i) above, Employee shall be entitled to receive: (a) payment of all earned/accrued Base Compensation, (b) unreimbursed business expenses, (c) accrued/unused vacation time, (d) a pro rata portion of Employee’s annual bonus for the termination year, all of (a) – (d) shall be measured through the termination date in accordance with Section 9(a)(i) above.  Additionally, Employee shall have ninety (90) days to exercise all vested options, which thereafter shall immediately expire.

b.           Termination by Employee

(i) Employee shall have the right to terminate his employment under this Agreement upon 30 days' notice to Employer given within 90 days following the occurrence of any of the following events (A) through (F) or within three years following the occurrence of event (G):

(A)           Employee is not appointed or retained as President and Chief Operating Officer (or a substantially similar position).

(B)           Employer acts to materially reduce Employee's duties and responsibilities hereunder.  Employee's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Employer is (or substantially all of its assets are) sold to, or is combined with, another entity, provided that Employee shall continue to have the same duties and responsibilities with respect to Employer's business, and Employee shall report directly to the board of directors of the entity (or individual) that acquires Employer or its assets.

(C) Employer acts to change the geographic location of the performance of Employee’s duties from the San Jose area. For purposes of this Agreement, the San Jose area shall be deemed to be the area within 60 miles of San Jose, California.

(D)           A Material Reduction (as hereinafter defined) in Employee's rate of base compensation, or Employee's other benefits.  "Material Reduction" shall mean a ten percent (10%) differential;

(E)           A failure by Employer to obtain the assumption of this Agreement by any successor;

(F)           A material breach of this Agreement by Employer, which is not cured within thirty (30) days of written notice of such breach by Employer;

(G)           A Change of Control.

(ii)  Anything herein to the contrary notwithstanding, Employee may terminate this Agreement upon thirty (30) days written notice to Employer.

(iii)  If Employee shall terminate this Agreement under Section 9(b)(i), Employee shall be entitled to receive: (a) twelve (12) months salary at Employee’s then current yearly salary rate, (the “Severance Payment”), (b) reimbursement by Employer of 100% of the C.O.B.R.A. premiums for twelve (12) months after such termination, (c) payment of all unpaid earned Base Compensation as of the date of termination, (d) payment of all unreimbursed business expenses incurred through the date of termination, (e) payment for all unused vacation time accrued through the date of termination, (f) payment of a pro rata portion of Employee’s annual bonus as of the date of termination for the termination year, and (g) the right to exercise all vested options within 90 days of the date of termination, all of which shall expire thereafter. Other than the payments described in (a)-(g) of this section 9(b)(iii), Employer shall have no further obligation to compensate Employee pursuant to Section 4 above.

(iv) If Employee shall terminate this Agreement pursuant to Section 9(b)(ii), Employee shall only be entitled to receive the compensation set forth in 9(b)(iii)(c), (d), (f) and (g) above and Employer shall have no further obligation to compensate Employee pursuant to Section 4 above.

10.	Consequences of Breach by Employer;
Employment Termination

a.  If the Employer shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by Employer, the following shall apply:

(i)           Employee shall be entitled to receive the compensation set forth in Section 9(b)(iii) above and Employer shall have no further obligation to compensate Employee pursuant to Section(s) 4 or 9 above.

b.           In the event of termination of Employee's employment pursuant to Section 9(b)(i) of this Agreement, Sections 8(a) and 8(b) shall apply to Employee for twelve (12) months after such termination.

11.           Remedies

Employer recognizes that because of Employee's special talents, in the event of termination by Employer hereunder (except under Section 9(a)(i) or (iii), or in the event of termination by Employee under Section 9(b)(i) before the end of the agreed term, the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

12.           Excise Tax.  In the event that any payment or benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

13.           Attorneys' Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

14.           Entire Agreement; Survival.  This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision.  This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought.  Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

b.            The provisions of Sections 4, 7, 8, 9(a)(ii), 9(a)(iii), 9(b)(iii), 10, 11, 12, 13, 14, 16, 17 and 18 shall survive the termination of this Agreement.

15.           Assignment.  This Agreement shall not be assigned to other parties.

16. Governing Law.  This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the laws of the State of California, without regard to the conflicts of laws principles thereof.

17.           Notices.  All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

a.           delivered by hand;

b.           sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

c.  received by the addressee as sent by express delivery service (receipt requested)

in each case to the appropriate addresses, telex numbers and telefax numbers indicated below or to such other address as such party may designate for itself by notice to the other parties; provided that any change of address furnished by Employee to Employer for purposes of updating Employer’s payroll records shall be deemed to constitute notice of address change under this Agreement unless otherwise specifically requested in writing by Employee:

(i) if to the Employer:
Document Capture Technologies, Inc.
4255 Burton Drive
Santa Clara, CA 95054
Telefax:(408)-490-2801
Telephone:(408)-436-9888

(ii) if to the Employee:
Craig H. Weber
5959 Old Greenway Drive
Glen Allen, VA 23059

18.           Severability of Agreement.  Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

Employee

Signature: /s/ Craig H. Weber

Printed Name: Craig H. Weber

Date: November 3, 2010

DOCUMENT CAPTURE TECHNOLOGIES, INC.

By: /s/ David P. Clark

Name: David P. Clark

Title: Chief Executive Officer

Date: November 3, 2010

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT DATED NOVEMBER 3, 2010]

ANNEX A

Relocation Expense Assistance

Employer will pay the following costs in connection with Employee’s relocation from Glen Allen, Virginia to San Jose, California:

1.	Sale of the Employee’s current primary residence:
•	Real estate brokerage fees, up to 6% of the gross selling price;
•	Transfer taxes and other costs imposed on the seller by federal, state or local law;
•	Normal and reasonable closing costs, to include:
•	attorney fees;
•
settlement fees and other expenses customarily paid by seller in accordance with applicable law or local practice (for example, in some states the seller may be required to pay title search and title insurance costs, deed recordation fees, mortgage release recordation fees, home warranty cost and so forth);

•	mortgage fees (where required of seller by law or local practice, but not to include buy-downs and other voluntary arrangements designed to induce a sale).

Employee has furnished Employer an appraisal of the value of Employee’s residence, which appraisal was performed by a licensed Virginia residential real estate appraiser less than 120 prior to the date of this Agreement (the “Appraisal” and the appraised value contained therein being referred to as the “Appraised Value”).

Within 90 days following the date of this Agreement Employee will list his home in Glen Allen, Virginia for sale with a licensed residential real estate broker.  Employee will use reasonable best efforts to obtain the highest selling price for the residence.  To the extent that the actual selling price attained upon closing is less than the Appraised Value, Employer shall reimburse Employee for the entire amount of any shortfall up to a maximum of 20% of the Appraised Value.

2.	Locating, purchasing (or leasing) and moving to a new home:
•	Reasonable expenses incurred in making up to two house hunting trips (Employee and spouse), such expenses to include lodging, meals, automobile mileage, or airfare;
•	Normal and reasonable closing costs (not to exceed $20,000), to include:
•	up to 1% mortgage discount fee and 1% mortgage origination fee charged by a bank or other commercial lender, as well as mortgage application, processing and similar fees;
•	attorney fees;
•
settlement fees and other expenses customarily paid by buyer in accordance with applicable law or local practice (for example, in some states the buyer may be required to pay tax and title search costs, title insurance or guarantee costs, deed and/or mortgage recordation fees, home warranty cost and so forth); and

•	fees for survey and for home inspection (structural, radon, pest and so forth).
•
Normal and reasonable costs of packing, storage, transportation and unpacking Employee’s (and Employee’s family’s) belongings from the former residence to the new residence.  Eligible belongings include such items as household furnishings and appliances, automobiles, clothing and other household items. Employer may designate one or more firms to provide these services to the Employee.

•
Reasonable costs for Employee and his or her family members to travel from their old home to their new home.  Covered expenses include meals and lodging while en route, as well as actual transportation costs.

3.
Temporary housing: Prior to closing of the sale of Employee’s residence in Glen Allen, Virginia, Employer will provide hotel accommodations, a furnished corporate apartment or other temporary housing for Employee (and spouse) in reasonable proximity to Employer’s corporate office in San Jose, California. Such temporary housing shall not be provided for longer than nine months without written approval of the Chief Executive Officer of Employer.

4.
Incidentals:  Employee will receive a lump sum payment equal to $10,000 for such Employee to cover all other incidental expenses (draperies, carpets and so forth) incurred in connection with the Employee’s relocation to a new residence.

5.	Tax gross-up: Employer will pay such amounts as required to offset any additional taxes owed by Employee because of the financial assistance received from Employer in connection with the relocation.